UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2007

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-142546	98-0366864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463

(Address of principal executive offices)

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Nielsen Company B.V. (the “Company”) entered into Amendment No. 2, dated as of August 9, 2007, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, Nielsen Holding and Finance B.V., as Dutch Borrower, the Guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents, to provide for commitments of an aggregate amount equal to US$350,000,000 to be made available to the Company. Such commitments were used by the Company to complete its acquisition of Telephia, Inc. which occurred on August 9, 2007 (as further described on the Form 8-K filed by the Company with the United States Securities and Exchange Commission on August 10, 2007). The foregoing summary is subject to, and qualified in its entirety by reference to, all the provisions of the amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit. 10.1	Amendment No. 2, dated as of August 9, 2007, to the Credit Agreement, dated as of August 9, 2006.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE NIELSEN COMPANY B.V.

DATED: August 14, 2007	By:	/s/ David E. Berger
	Name:	David E. Berger
	Title:	Senior Vice President and Corporate Controller (Principal Accounting Officer)

2

Exhibit Index

Exhibit	Description
10.1	Amendment No. 2, dated as of August 9, 2007, to the Credit Agreement, dated as of August 9, 2006.

3